                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                   Exchange Act of 1934 (Amendment No.     )

Filed by the registrant [X]

Filed by a party other than the registrant [_]

Check the appropriate box:
[_]  Preliminary proxy statement
[X]  Definitive proxy statement
[_]  Definitive additional materials
[_]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                             PACHOLDER FUND, INC.
--------------------------------------------------------------------------------
                 (Name of Registrant as Specified in Charter)


________________________________________________________________________________
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on the table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        _______________________________________________________________________

    (2) Aggregate number of securities to which transaction applies:

        _______________________________________________________________________

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

        _______________________________________________________________________

    (4) Proposed maximum aggregate value of transaction:

        _______________________________________________________________________

    (5) Total fee paid:

        _______________________________________________________________________

[_]  Fee paid previously with preliminary materials:

     __________________________________________________________________________

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

        _______________________________________________________________________

    (2) Form, schedule or registration statement no.:

        _______________________________________________________________________

    (3) Filing party:

        _______________________________________________________________________

    (4) Date filed:

        _______________________________________________________________________

                             PACHOLDER FUND, INC.

                        8044 Montgomery Road, Suite 382
                             Cincinnati, OH 45236

                             ---------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                        To be held on November 16, 1999

                             ---------------------

  NOTICE IS HEREBY GIVEN that the annual meeting of the shareholders of Pacholder Fund, Inc. (the "Fund") will be held on Tuesday, November 16, 1999, at 11 o'clock a.m., Eastern Time, at The Harley Hotel, 8020 Montgomery Road, Cincinnati, Ohio, for the following purposes:

    1. To elect a Board of four Directors to serve until the next annual meeting and until their successors are elected and qualified;

    2. To approve or disapprove an amendment to the Fund's charter to change the name of the Fund;

    3. To approve or disapprove an amendment to the Fund's investment advisory agreement to change the index used as a measure of investment performance in determining the advisory fee payable by the Fund;

    4. To approve or disapprove an amendment to the Fund's investment advisory agreement to define the Fund's net assets for the purpose of calculating the amount of the advisory fee payable by the Fund;

    5. To ratify or reject the selection of the firm of Deloitte & Touche LLP as the Fund's independent accountants for the fiscal year ending December 31, 1999; and

    6. To consider and act upon such other business as may properly come before the meeting and any adjournments thereof.

                                          James P. Shanahan, Jr.
                                              Secretary

  Shareholders of record as of the close of business on October 12, 1999 are entitled to notice of and to vote at the meeting.

October 15, 1999

--------------------------------------------------------------------------------
   WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE SIGN THE
 ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED. YOUR
 PROMPT RETURN OF THE PROXY WILL HELP ENSURE A QUORUM AT THE MEETING AND
 AVOID THE EXPENSE TO THE FUND OF FURTHER SOLICITATION.
--------------------------------------------------------------------------------

                             PACHOLDER FUND, INC.

                        8044 Montgomery Road, Suite 382
                             Cincinnati, OH 45236

                             ---------------------

                                PROXY STATEMENT

                             ---------------------

  This proxy statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Pacholder Fund, Inc. (the "Fund") for use at the annual meeting of shareholders to be held on November 16, 1999, and at any adjournments thereof. If the enclosed proxy is executed properly and returned in time to be voted at the meeting, the shares represented will be voted according to the instructions contained therein. Executed proxies that are unmarked will be voted for the election of all nominees for director and in favor of all other proposals. A proxy may be revoked at any time prior to its exercise by filing with the Secretary of the Fund a written notice of revocation, by delivering a duly executed proxy bearing a later date, or by attending the meeting and voting in person.

  The Fund's Annual Report, including audited financial statements for the fiscal year ended December 31, 1998, has been previously mailed to shareholders. This proxy statement was first sent or given to shareholders on or about October 15, 1999.

  The Board of Directors has fixed the close of business on October 12, 1999 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournments thereof. As of the record date, the Fund had outstanding 9,504,994 shares of Common Stock, par value $.01 per share, and 3,500,000 shares of Cumulative Preferred Stock, par value $.01 per share, comprised of 1,650,000 Series C shares, 800,000 Series D shares, and 1,050,000 Series E shares (collectively, the "Preferred Stock"). Each outstanding share of the Fund's Common and Preferred Stock is entitled to one vote. As of the record date, Cede & Co., nominee for The Depository Trust Company, 55 Water Street, New York, NY 10046, held of record (and not beneficially) 94.8% of the Fund's outstanding Common Stock. According to information available to the Fund, as of the record date, no person owned beneficially 5% or more of the outstanding Common Stock of the Fund, and Principal Life Insurance Company, 711 High Street, Des Moines, IA 50392, owned of record all of the Fund's outstanding Preferred Stock. On the record date, the directors and officers of the Fund as a group owned beneficially 1.0% of the Fund's outstanding Common Stock.

  The presence in person or by proxy of the holders entitled to cast a majority of all the votes entitled to be cast at the meeting will constitute a quorum for the transaction of business at the annual meeting. Broker non-votes, abstentions and withhold-authority votes all count for the purpose of determining a quorum. If a quorum is present at the meeting but sufficient votes in favor of one or more proposals are not received, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of a majority of the shares present at the meeting or represented by proxy. The persons named as proxies will vote in favor of such adjournment if they determine that adjournment and additional solicitation is reasonable and in the interests of shareholders of the Fund.

                       PROPOSAL 1: ELECTION OF DIRECTORS

  The Board of Directors has nominated the four persons listed below for election as directors, each to hold office until the next annual meeting of shareholders and until his successor is elected and qualified. Each of the nominees is currently serving as a director of the Fund and was elected at the annual meeting of shareholders held on June 30, 1998.

  Each nominee has consented to being named in this proxy statement and has agreed to serve as a director of the Fund if elected; however, should any nominee become unable or unwilling to accept nomination or election, the persons named in the proxy will exercise their voting power in favor of such other person or persons as the Board of Directors of the Fund may recommend. There are no family relationships among the nominees.

  Under the Fund's charter, the holders of the outstanding shares of Common Stock, voting as a separate class, are entitled to elect two directors; the holders of the outstanding shares of Preferred Stock, voting as a separate class, are entitled to elect two directors; and the holders of the outstanding shares of Common Stock and Preferred Stock, voting together as a single class, are entitled to elect the remaining directors of the Fund. The Board of Directors has nominated Messrs. Grant and Morgan for election by holders of the Common Stock and Messrs. Williamson and Woodard for election by the holders of the Preferred Stock. The directors will be elected by a plurality of the votes cast at the meeting, provided that a quorum is present. Withhold-authority votes will not be considered votes cast for this purpose.

                                                                                  Shares
                                            Year First                            Beneficially
                          Position with     Elected as   Principal Occupation     Owned as of
Name                 Age  the Fund          a Director   During Past Five Years   9/30/99(1)
----                 ---  -------------     ----------   ----------------------   ------------
William J. Morgan*   45   Chairman of the    1988        President, Secretary and  44,010(2)
                          Board, Treasurer               Director, Pacholder
                          and Director                   Associates, Inc.
                                                         Director, ICO, Inc. (oil
                                                         field services); Kaiser
                                                         Ventures, Inc.
                                                         (environmental services)
                                                         and Smith-Corona
                                                         Corporation (office
                                                         equipment manufacturer).

Daniel A. Grant      55   Director           1992        President, Utility         2,136
                                                         Management Services
                                                         (business consulting).

John F. Williamson   61   Director           1991        Chairman and President,    4,429
                                                         Williamson Associates,
                                                         Inc. (investment
                                                         advisor) (since Jan.
                                                         1997); Executive Vice
                                                         President and Chief
                                                         Financial Officer, Asset
                                                         Allocation Concepts,
                                                         Inc. (investment
                                                         advisor) (1995 to 1996);
                                                         Vice President and
                                                         Senior Portfolio
                                                         Manager, American Life &
                                                         Casualty Insurance Co.
                                                         (1993 to 1994).
                                                         Director, ICO, Inc. (oil
                                                         field services).

George D. Woodard    53   Director           1995        Realtor with A.S.K.        10,000
                                                         Realty (since 1999);
                                                         Closely Held Business
                                                         Specialist, Henry &
                                                         Horne, P.L.C. (certified
                                                         public accountants)
                                                         (1996 to 1999);
                                                         Principal, George D.
                                                         Woodard, CPA (1995-
                                                         1996); Vice President,
                                                         Rider Kenley &
                                                         Associates (certified
                                                         public accountants)
                                                         (1994 to 1995).

--------

 * Mr. Morgan is considered an "interested person" of the Fund (as defined in the Investment Company Act of 1940) because of his affiliation with the Fund's investment adviser.

(1) Each nominee owns less than 1% of the outstanding Common Stock.

(2) Includes 14,221 shares owned by a family company of which Mr. Morgan is an officer, director and minority shareholder.

  The Board of Directors recommends election of the nominees listed above.

  Mr. Morgan is a Manager of Pacholder & Company, LLC, the Fund's investment adviser (the "Adviser"), and an officer, director and shareholder of Pacholder Associates, Inc., a member of the Adviser and affiliate of the Fund's administrator.

  Directors and officers of the Fund who are employed by the Adviser or a corporate affiliate of the Adviser, or are retired from such employment, serve without compensation from the Fund. The Fund pays each director who is not an employee of the Adviser or any corporate affiliate of the Adviser an annual fee of $10,000 plus $1,500 or $1,000 for each meeting of the Board of Directors attended in person or by telephone, respectively, and reimburses directors for travel and other out-of-pocket expenses incurred by them in connection with attending in-person meetings. The following table sets forth the information concerning the compensation paid by the Fund to directors during the fiscal year ended December 31, 1998.

                                           Total Compensation
             Name of Director              from the Fund/(1)/
             ----------------              ------------------
             William J. Morgan*...........        None
             Daniel A. Grant..............       $17,000
             John F. Williamson...........       $17,000
             George D. Woodard............       $17,000

--------
(1) The Fund does not offer any pension or retirement plan benefits to its directors. The Fund is not part of a fund complex.

  * Mr. Morgan is considered an "interested person" of the Fund (as defined in the Investment Company Act of 1940) because of his affiliation with the Fund's investment adviser.

  The Board of Directors has an Audit Committee which makes recommendations to the Board of Directors with respect to the engagement of the Fund's independent accountants and reviews with the independent accountants the scope and results of the audit engagement and matters having a material effect upon the financial operations of the Fund. The Audit Committee also reviews the pricing of illiquid securities held in the Fund's portfolio. The members of the Audit Committee are Daniel A. Grant, John F. Williamson and
George D. Woodard. The Board of Directors does not have a Nominating
Committee.

  During the fiscal year ended December 31, 1998, the Board of Directors met five times. No director attended fewer than 75% of the board meetings. The Audit Committee held two meetings during 1998 at which all committee members were in attendance.

  Information regarding the Fund's other executive officers is set forth below. The address of each is 8044 Montgomery Road, Cincinnati, OH 45236.

                                                                                          Shares
                                                    Year First                            Beneficially
                            Position(s)             Elected as Principal Occupation       Owned as of
 Name                   Age with the Fund           an Officer During Past Five Years     9/30/99/(1)/
 ----                   --- -------------           ---------- ----------------------     ------------
 James P. Shanahan, Jr.  38 Secretary                  1988    Executive Vice President      23,033
                                                               and General Counsel,
                                                               Pacholder Associates,
                                                               Inc.
 Anthony L. Longi, Jr.   34 President and Assistant    1994    Executive Vice                 5,369
                            Treasurer                          President, Pacholder
                                                               Associates, Inc.
 James E. Gibson         34 Senior Vice President      1995    Executive Vice                 6,264
                                                               President, Pacholder
                                                               Associates, Inc.
 Mark H. Prenger         29 Assistant Treasurer        1995    Vice President,                1,214
                                                               Pacholder Associates,
                                                               Inc.

--------
(1) Each person owns less than 1% of the outstanding Common Stock.

Section 16(a) Beneficial Owner Reporting Compliance

  Based on information submitted to the Fund, all directors and officers of the Fund filed on a timely basis with the Securities and Exchange Commission the reports of beneficial ownership of Fund shares required by Section 16(a) of the Securities Exchange Act of 1934.

PROPOSAL 2: APPROVE OR DISAPPROVE AN AMENDMENT TO THE FUND'S CHARTER TO CHANGE
                             THE NAME OF THE FUND

  The Board of Directors of the Fund recommends changing the Fund's name from "Pacholder Fund, Inc." to "Pacholder High Yield Fund, Inc." To make this change the Fund must amend its charter. The proposed amendment to the Fund's charter is attached as Exhibit A to this proxy statement.

  The Board of Directors believes that the proposed new name would better reflect the Fund's investment objective, policies and strategy. The Fund's investment objective is to provide a high level of total return through current income and capital appreciation by investing primarily in high yield fixed income securities of domestic companies. Under normal circumstances, the Fund invests at least 65% of its total assets in high yield securities. The Board of Directors believes that adding "high yield" to the name of the Fund will aid in properly identifying the Fund in the marketplace to investors interested in making an investment in a closed-end fund investing primarily in high yield securities.

  Approval of an amendment to the Fund's charter requires the affirmative vote of the holders of a majority of the total number of shares of the Fund outstanding and entitled to vote on the matter. For this purpose, the holders of the Preferred Stock and the Common Stock will vote together as one class. Abstentions and broker non-votes will not be considered votes cast and will have the same effect as votes cast against the proposal.

  The Board of Directors recommends that shareholders vote FOR the proposal. If the amendment is not approved, the Fund's charter will not be amended to change its name.

    PROPOSAL 3: APPROVE OR DISAPPROVE AN AMENDMENT TO THE FUND'S INVESTMENT ADVISORY AGREEMENT TO CHANGE THE INDEX USED AS A MEASURE OF INVESTMENT
                                  PERFORMANCE

Background

  Pacholder & Company, LLC serves as the Fund's investment adviser pursuant to an Investment Advisory Agreement dated August 20, 1998 (the "Agreement"), between the Fund and the Adviser. Shareholders of the Fund approved the Agreement at the annual meeting held on June 30, 1998. The Board of Directors most recently approved renewal of the Agreement for another annual term on May 24, 1999.

  Under the Agreement, the Adviser manages the investment and reinvestment of the Fund's assets and continuously reviews, supervises and administers the Fund's investment program. As compensation for its services, the Adviser receives an annual "fulcrum fee" which increases or decreases from 0.90% of the Fund's average net assets based on the total return investment performance of the Fund for the prior 12-month period relative to the percentage change in the Credit Suisse First Boston High Yield Index for the same period.

  The investment advisory fee is paid quarterly at an annual rate which varies between 0.40% and 1.40% of the Fund's average net assets. The fee is structured so that it will be 0.90% if the Fund's investment performance for the preceding 12 months (net of all fees and expenses, including the advisory fee) equals the index return. The advisory fee increases or decreases from the base fee of 0.90% by 10% of the difference between the Fund's investment performance during the preceding 12 months and the index return during that period, up to the maximum fee of 1.40% and down to the minimum fee of 0.40%.


  The following table shows the fee rates that would be applicable based on the relative performance of the Fund and the index for a particular 12-month period:

   Fund Performance                                    Advisory Fee Rate*
   (net of fees and expenses)                     (as % of average net assets)
   --------------------------                     ----------------------------
   Index Return + 5%.............................             1.40
   Index Return + 4..............................             1.30
   Index Return + 3..............................             1.20
   Index Return + 2..............................             1.10
   Index Return + 1..............................             1.00
   Index Return    ..............................             0.90
   Index Return - 1..............................             0.80
   Index Return - 2..............................             0.70
   Index Return - 3..............................             0.60
   Index Return - 4..............................             0.50
   Index Return - 5..............................             0.40

--------

* The investment advisory fee increases or decreases from a base fee of 0.90%.

  The investment advisory fee paid by the Fund has exceeded for certain periods, and may in the future exceed, the fees paid by other closed-end investment companies. In addition, the 0.90% base fee is higher than the fees paid by many closed-end funds. The investment advisory fee paid by the Fund may exceed the advisory fees paid other comparable funds, even if the Fund's investment performance is not equal to the index return. Moreover, the Adviser could receive the maximum fee, even if the Fund's absolute investment performance is negative. The Adviser also could receive the minimum fee when the Fund experiences significant positive performance.

Change in Index

  In January 1999, Credit Suisse First Boston renamed the High Yield Index the Global High Yield Index (the "Global Index") and created several new high yield indices related to specific sectors of the high yield bond market. The new indices were created in response to the changes in recent years in the composition of the global high yield bond markets. These changes include the significant growth in the percentage of high yield bonds issued by companies domiciled in Europe or in emerging markets. As of January 1999, the Domestic+ High Yield Index (the "Domestic Index") became a subsector of the Global Index. The Domestic Index includes all domestic and G11 country issues that are U.S. dollar denominated. The G11 countries include Canada, France, Germany, Italy, Japan, the United Kingdom, The Netherlands, Sweden, Belgium, Switzerland and the United States. The Domestic Index omits any emerging market issues. A general description of the Global Index and the Domestic Index is set forth in the Appendix to this proxy statement.

  Emerging market issues currently comprise approximately 7% of the Global Index and less than 0.2% of the Fund's portfolio. As a result of the significant emerging markets component of the Global Index and the availability of the Domestic Index, the Adviser determined that the Domestic Index would be a more appropriate measure of the Fund's investment performance. The Adviser has recommended, and the Board of Directors of the Fund has approved, a proposed change in the Agreement to amend paragraph A of
Section 3 to substitute the Domestic Index for the Global Index. The proposed amendment is attached as Exhibit B to this proxy statement.

  If approved by shareholders at the annual meeting, the amendment will take effect as of January 1, 2000. The amendment provides, as required by Securities and Exchange Commission regulations, that the Adviser will receive the minimum fee (0.40%) during the 12-month period following the effective date of the amendment, at which time any balance due based on the Fund's investment performance during that period will be paid by the Fund to the Adviser.

  The total return investment performance of the Fund, the Global Index and the Domestic Index for the period January 1, 1999 through September 30, 1999 were as follows:

             Pacholder Fund, Inc................ 0.61%
             Global Index....................... 1.17%
             Domestic Index..................... 0.56%

  The following table shows the investment advisory fee for the current fiscal year payable by the Fund under the Agreement as currently in effect and pro forma as amended to change the benchmark index to the Domestic Index. As reflected in the table, the proposed amendment may result in an increase in the investment advisory fee payable by the Fund.

                                                   Percentage (1)(2) Amount (2)
                                                   ----------------- ----------
      Current Investment Advisory Fee.............       1.25%       $1,234,138
      Pro Forma Investment Advisory Fee...........       1.34%       $1,323,293

--------

(1) The current and pro forma investment advisory fees are expressed as a percentage of the Fund's average net assets attributable to the Common Stock. However, the investment advisory fee payable under the Agreement is based on the Fund's average net assets, including assets attributable to the Preferred Stock. The current and pro forma investment advisory fees based on the Fund's average net assets are 0.84% ($1,234,138) and 0.91% ($1,323,293), respectively.

(2) The investment advisory fee payable by the Fund under the Agreement is calculated on the basis of the relative investment performance of the Fund and the index during the prior 12-month period. The Domestic Index was not available prior to January 1, 1999, and the fees reflected in the table are calculated based on investment performance for the nine months ended September 30, 1999.

Consideration By the Board of Directors

  In considering the proposed amendment, the Board of Directors reviewed the investment objective and policies of the Fund and its portfolio investments. The directors considered the fact that the Fund's portfolio is comprised predominantly of high yield securities of domestic companies, with emerging market issues currently representing less than 0.2%. The directors reviewed the inclusion and exclusion criteria for the Global Index and the Domestic Index, and the investment performance of each index since January 1, 1999. The Board of Directors was advised by legal counsel regarding the factors to be considered in determining whether an index is an appropriate measure of performance for a particular investment company. The directors further considered the effect of the proposed amendment on the investment advisory fee payable by the Fund, including the possibility that the amendment could increase the fees paid to the Adviser. The Board of Directors concluded, based on its review and the Adviser's representation that it does not expect to increase the Fund's investment in emerging markets issues for the foreseeable future, that the Domestic Index would be a more appropriate measure of the Fund's investment performance. Accordingly, the Board of Directors, including all of the directors who are not "interested persons" of the Fund (as defined in the Investment Company Act of 1940 (the "1940 Act")), approved the proposed amendment.

Required Vote

  Approval of the proposed amendment requires the affirmative vote of "a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Fund. Under the 1940 Act, the vote of "a majority of the outstanding voting securities" means the vote (i) of 67% or more of the shares present at the meeting, if the holders of more than 50% of the shares are present or represented by proxy; or (ii) of more than 50% of the shares, whichever is the less. For this purpose, the holders of the Preferred Stock and the Common Stock will vote together as one class. Abstentions and broker non-votes (i.e., shares held in the name of a broker or nominee for which an executed proxy is received, but which have not been voted because the broker or nominee does not have discretionary voting power and voting instructions have not been received from the beneficial owner) will not be considered votes cast and, for purposes of (i) above, will have the same effect as votes cast against the proposal.

  The Board of Directors recommends that shareholders vote FOR the amendment to the Agreement to change the benchmark index to the Domestic Index. If the proposal is not approved by shareholders, the Agreement will not be amended to change the benchmark index and the advisory fee payable by the Fund under the Agreement will continue to be based on the Fund's investment performance relative to the Global Index.

Investment Adviser

  Pacholder & Company, LLC, 8044 Montgomery Road, Suite 382, Cincinnati, OH 45236, is the Fund's investment adviser. The Adviser is an Ohio limited liability company organized in June 1998. Pacholder Associates, Inc. ("Pacholder Associates") owns 51% of the equity interest in the Adviser, and Banc One Investment Advisors Corporation ("Banc One Investment Advisors") owns the remaining 49%. Pacholder Associates was a general partner of the Fund's previous investment adviser, Pacholder & Company, which served as the Fund's investment adviser from the time the Fund commenced operations in 1988 until August 1998. The Fund is the only client of the Adviser.

  Pacholder Associates is an investment advisory firm formed in 1983 which specializes in high yield fixed income securities. Pacholder Associates currently manages in excess of $750 million for institutional clients and provides research and consulting services to those clients and others. Approximately $670 million of the accounts currently managed by Pacholder Associates are dedicated to investing in securities similar to those eligible for purchase by the Fund. Asher O. Pacholder and Sylvia A. Pacholder own a majority of Pacholder Associates' outstanding stock. Employees of Pacholder Associates own the remaining outstanding stock. William J. Morgan, James P. Shanahan, Jr., Anthony L. Longi, Jr., James E. Gibson and Mark H. Prenger, directors and/or officers of the Fund, are shareholders, officers and/or directors of Pacholder Associates.

  Banc One Investment Advisors is an indirect wholly-owned subsidiary of BANK ONE CORPORTION, a bank holding company located in the state of Illinois. As of June 30, 1999, Banc One Investment Advisors managed over $126 billion in assets. BANK ONE CORPORATION has affiliated banking organizations in 34 states and has several affiliates that engage in data processing, venture capital, investment and merchant banking, and other diversified services including trust management, investment management, brokerage, equipment leasing, mortgage banking, consumer finance, and insurance. On a consolidated basis, BANK ONE CORPORATION had assets of over $256 billion as of June 30, 1999.

  Banc One Investment Advisors represents a consolidation of the investment advisory staffs of a number of bank affiliates of BANK ONE CORPORATION, which have considerable experience in the management of open-end management investment company portfolios, including One Group Mutual Funds(R), an open-end management investment company which offers units of beneficial interest in 50 separate funds. Bank One High Yield Partners LLC, an affiliate of Bank One Investment Advisors and Pacholder Associates, serves as sub-adviser to the One Group High Yield Bond Fund.

    PROPOSAL 4: APPROVE OR DISAPPROVE AN AMENDMENT TO THE FUND'S INVESTMENT
     ADVISORY AGREEMENT TO DEFINE THE FUND'S NET ASSETS FOR THE PURPOSE OF
                  CALCULATING THE AMOUNT OF THE ADVISORY FEE

Background

  Under the Agreement, the investment advisory fee payable to the Adviser is calculated based on the applicable percentage of the average net assets of the Fund. The Agreement currently provides that, for the purpose of calculating the amount of the advisory fee, the Fund's average net assets "shall be determined by taking the average of all determinations of such net assets during the applicable 12-month period." The Agreement does not currently specify how the Fund's net assets are to be determined.

1997 Change in Leverage Policy

  In 1997, the Board of Directors and shareholders of the Fund approved a change in the Fund's fundamental policy on borrowing and issuance of senior securities. This change enables the Fund to implement a leveraged capital structure by issuing either debt securities or preferred stock, or any combination of the two, provided that the asset coverage for the aggregate of all such senior securities is at least 200%.

  Unlike preferred stock, the principal amount of any outstanding debt securities issued by the Fund may be excluded from the Fund's net assets for financial accounting purposes. Nevertheless, the Adviser is responsible for managing those assets along with the Fund's other capital, including assets attributable to the outstanding shares of preferred and common stock. The Fund does not have outstanding any senior securities representing indebtedness and does not have specific plans to issue any such securities.

  The Adviser has recommended, and the Board of Directors of the Fund has approved, a proposed change in the Agreement to amend paragraph A.(i) of
Section 3 to include a definition of net assets which makes it clear that Fund assets attributable to the principal amount of any outstanding senior securities representing indebtedness (within the meaning of Section 18 of the 1940 Act) issued by the Fund are not excluded in determining the Fund's net assets for purposes of calculating the amount of the advisory fee. The proposed amendment is attached as Exhibit B to this proxy statement.

Consideration By the Board of Directors

  In considering the proposed amendment, the Board of Directors considered the fact that, as a result of the 1997 change in its leverage policy, the Fund may issue debt securities in implementing a leveraged capital structure. The directors also considered the fact that, under the Agreement, the Adviser is responsible for managing all the assets of the Fund, including assets attributable to leverage. The directors further considered the effect of the proposed amendment on the investment advisory fee payable by the Fund, including the possibility that the amendment could increase the fees paid to the Adviser. The Board of Directors concluded that the Adviser should be compensated for managing assets derived from leverage, whether such assets are attributable to senior securities representing indebtedness or preferred stock. Accordingly, the Board of Directors, including all of the directors who are not "interested persons" of the Fund (as defined in the 1940 Act), approved the proposed amendment.

Required Vote

  Approval of the amendment to the Agreement requires the affirmative vote of "a majority of the outstanding voting securities" (as defined in the 1940 Act) of the Fund. Under the 1940 Act, the vote of "a majority of the outstanding voting securities" means the vote (i) of 67% or more of the shares present at the meeting, if the holders of more than 50% of the shares are present or represented by proxy; or (ii) of more than 50% of the shares, whichever is the less. For this purpose, the holders of the Preferred Stock and the Common Stock will vote together as one class. Abstentions and broker non-votes (i.e., shares held in the name of a broker or nominee for which an executed proxy is received, but which have not been voted because the broker or nominee does not have discretionary voting power and voting instructions have not been received from the beneficial owner) will not be considered votes cast and, for purposes of (i) above, will have the same effect as votes cast against the proposal.

  The Board of Directors recommends that shareholders vote FOR the amendment to the Agreement to define the Fund's net assets for the purpose of calculating the amount of the advisory fee. If the proposal is not approved by shareholders, the Agreement will not be amended to define net assets for the purpose of calculating the amount of the advisory fee payable by the Fund.

  PROPOSAL 5: RATIFICATION OF SELECTION OF THE FUND'S INDEPENDENT ACCOUNTANTS

  Shareholders are requested to ratify the selection by the Board of Directors, including all of the directors who are not "interested persons" (as defined in the 1940 Act) of the Fund, of the firm of Deloitte & Touche LLP as the Fund's independent accountants for the fiscal year ending December 31, 1999. In addition to the normal audit services, Deloitte & Touche LLP provides services in connection with the preparation and review of federal and state tax returns for the Fund. Deloitte & Touche LLP has served as the Fund's independent accountants since 1988 and has advised the Fund that it has no material direct or indirect financial interest in the Fund or its affiliates. The Fund's Audit Committee recommended that Deloitte & Touche LLP be selected as the Fund's independent accountants for the current fiscal year. The employment is conditioned on the right of the Fund to terminate the employment forthwith without any penalty. A representative of Deloitte & Touche LLP is not expected to attend the annual meeting of shareholders.

  Ratification of the selection of the firm of Deloitte & Touche LLP requires the affirmative vote of a majority of all the votes cast at the meeting. Abstentions and broker non-votes will not be considered votes cast for this purpose.

  The Board of Directors recommends that shareholders vote FOR ratification of the selection of Deloitte & Touche LLP. If the selection of Deloitte & Touche LLP is not ratified by shareholders, the firm will not serve as the Fund's independent accountants for the fiscal year ending December 31, 1999, and the Board of Directors will be required to select new independent accountants.

                       ADMINISTRATIVE AND OTHER SERVICES

Administrative and Accounting Services

  Kenwood Administrative Management, Inc. (the "Administrator"), 8044 Montgomery Road, Suite 382, Cincinnati, OH 45236, an affiliate of Pacholder Associates, serves as administrator of the Fund. The Administrator monitors the Fund's compliance with various regulatory requirements, coordinates and monitors the activities of the Fund's other service providers, handles various public and shareholder relations matters, and assists in the preparation of financial and other reports. During the fiscal year ended December 31, 1998, the Fund paid fees of $168,853 to the Administrator.


  Pacholder Associates, an affiliate of the Adviser, is responsible for (i) accounting relating the Fund and its investment transactions, (ii) determining the net asset value per share of the Fund, (iii) maintaining the Fund's books of account, and (iv) monitoring, in conjunction with the Fund's custodian, all corporate actions, including dividends and distributions and stock splits, in respect of securities held in the Fund's portfolio. During the fiscal year ended December 31, 1998, the Fund paid fees of $40,065 to Pacholder Associates for these services.

Year 2000 Issue

  The Fund depends on the smooth functioning of computer systems in almost every aspect of its business. Like other investment companies, businesses and individuals around the world, the Fund could be adversely affected if the computer systems used by its service providers do not properly process dates on and after January 1, 2000, and do not distinguish between the year 2000 and the year 1900. The Fund has asked its mission-critical service providers whether they expect to have their computer systems adjusted for the year 2000 transition, and has sought and received assurances from such service providers that they are devoting significant resources to prevent material adverse consequences to the Fund. While such assurances have been received, the Fund and its shareholders may experience losses if these assurances prove to be incorrect or as a result of year 2000 computer difficulties experienced by issuers of portfolio securities or third parties, such as custodians, banks, broker-dealers or others with which the Fund does business.

                            SOLICITATION OF PROXIES

  In addition to solicitation by mail, solicitations on behalf of the Board of Directors may be made by personal interview, telegram and telephone. Certain officers and regular agents of the Fund, who will receive no additional compensation for their services, may use their efforts, by telephone or otherwise, to request the return of proxies. In addition, Shareholder Communications Corporation, 17 State Street, New York, NY 10004, has been retained at an estimated cost of $3,500 plus out-of-pocket expenses to perform various proxy advisory and solicitation services. Shareholder Communications Corporation will utilize approximately 16 persons in its solicitation efforts. The costs of preparing, assembling, mailing and transmitting proxy materials and of soliciting proxies on behalf of the Board of Directors (including the fees and expenses of Shareholder Communications Corporation) will be borne by the Fund. The Fund will reimburse, upon request, broker-dealers and other custodians, nominees and fiduciaries for their reasonable expenses of sending proxy soliciting material to beneficial owners.

                                OTHER BUSINESS

  The management of the Fund knows of no other business that may come before the annual meeting. If any additional matters are properly presented at the meeting, the persons named in the enclosed proxy, or their substitutes, will vote such proxy in accordance with their best judgment on such matters.

                             SHAREHOLDER PROPOSALS

  If a shareholder wishes to present a proposal for inclusion in the proxy statement for the next annual meeting of shareholders, the proposal must be submitted in writing and received by the Secretary of the Fund within a reasonable time before the Fund begins to print and mail its proxy materials.

                                 ANNUAL REPORT

  The Fund's Annual Report for the fiscal year ended December 31, 1998 may be obtained without charge by writing to Pacholder Fund, Inc., 8044 Montgomery Road, Suite 382, Cincinnati, OH 45236, or by calling the Fund toll free at 1-800-637-7549.

                                                                       APPENDIX

              CREDIT SUISSE FIRST BOSTON GLOBAL HIGH YIELD INDEX

Overview

   The Credit Suisse First Boston Global High Yield Index ("CSFB Global HY" or "Index") is an unmanaged, trader priced portfolio constructed to mirror the high yield debt market (revisions to the Index are effected monthly). The Index has been maintained since January 1986 on a monthly basis and since January 1994 on a weekly basis.

   The Index has several modules representing different sectors of the high yield market including a cash paying module, a zerofix module, a pay-in-kind module, and a defaulted module. The CSFB Global HY Index is divided into other categories including industry, rating, seniority, liquidity, market value, security price range, yield range and other sector divisions. There are a total of approximately 250 sorts which can be generated by the CSFB Global HY Index.

   The CSFB Global HY Index is priced and run weekly, however monthly returns are typically used for performance attribution. Index returns and levels can be accessed through Bloomberg pages FBHY and CSHY (Index).

Revision Rules:

   The Index includes all fixed income, non-convertible, U.S. dollar denominated securities meeting the following inclusion criteria.

 Inclusion Criteria:

   Issues rated BB and below by either rating agency, Moody's or S&P. (Split BBB rated securities are also included.)

   New issues (public and private "Registered 144A") with par amounts greater than $75 million are automatically added to the Index at the time of issuance. There is a maximum of two issues per issuer added to the Index. If an issuer has additional outstanding issues greater than $500 million in size, these securities will be included in the CSFB Global HY Index.

   Preferred issues with par amounts greater than $75 million are automatically added to the Index as the time of issuance. There is no more than one preferred issue of any one issuer.

   Foreign issues (emerging market debt) which is U.S. dollar denominated with par amounts greater than $150 million are automatically added to the Index as the time of issuance. Sovereign debt is not included.

   Fallen angels with market values greater than $75 million are added to the Index two months after being down-graded.

   If the security falls into the Split BBB rating category (investment grade rating by one agency and high yield rating by another agency) for any of the inclusion criteria mentioned above, the security has to have a market value greater than $125 million.

   Defaulted issues are included into this module 30 days after a company misses an interest and/or principal payment and defaults on its obligation, or when one or both rating agencies (Moody's and/or S&P) issue a "D" rating on an issue.

 Exclusion Criteria:

   Called, retired, exchanged or upgraded issues from the high yield market are deleted from the Index at the end of the month in which the event took place.

   Defaulted issues are deleted from the Index when the market value of the issue falls below $20 million for six consecutive months.

   Non-defaulted issues are deleted from the Index when the market value of the issue falls below $50 million for six consecutive months.

  A number of characteristics are provided on a monthly basis. Some of these characteristics and a brief description follows:

   Yield to Worst: The Yield to Worst is the minimum of the yield to every call date in the call schedule for a security. The YTW for the Index is the market weighted YTW of the constituents for the Index at that period.

   Spread to Treasury: The YTW spread to comparable maturity treasury, market weighted for the issues in the Index.

   Market Value: The sum of the product of the amount outstanding of each issue by its market price.

   Total Return Components:

   Principal Change: The price change component of the total return for each security market weighted. That series is related to the change in the average price of a security.

   Interest Component: The change in total return due to coupon and accrued interest, market weighted.

   Cumulative Return: A geometric progression of returns with the relationship:

      R =((1 +r)*(1 +r//2//)*(1+r//3//) - 1)

   Price Volatility: The market weighted eight month price volatility annualized.

   Return Volatility: The standard deviation of monthly return for a specified period.

   Rating Tiers:

   Upper Tier: Split BBB issues, those with one BBB and one BB rating, are in this tier, as are BB issues and Split BB issues (one BB and one B rating).

   Middle Tier: Single B and split Single B issues (one single B and one CCC rating) are in this tier.

   Lower Tier: All issues rated CCC and below, including Defaulted securities.

             CREDIT SUISSE FIRST BOSTON DOMESTIC+ HIGH YIELD INDEX

Overview

   The Credit Suisse First Boston Domestic+ High Yield Index ("CSFB Domestic+ HY" or "Index") is an unmanaged, trader priced portfolio constructed to mirror the high yield debt market (revisions to the Index are effected monthly). The inception of the Index: January 1999 (there will be no historical data prior to the inception date).

   The Index has several modules representing different sectors of the high yield market including a cash paying module, a zerofix module, a pay-in-kind module, and a defaulted module. The CSFB Domestic+ HY Index is divided into other categories including industry, rating, seniority, liquidity, market value, security price range, yield range and other sector divisions. There are a total of approximately 250 sorts which can be generated by the CSFB Domestic+ HY Index.

   The CSFB Domestic+ HY Index is priced and run weekly, however monthly returns are typically used for performance attribution.

Revision Rules:

   The Index includes all fixed income, non-convertible, U.S. dollar denominated securities meeting the following inclusion criteria.

Inclusion Criteria:

   Issues rated BB and below by either rating agency, Moody's or S&P. (Split BBB rated securities are also included.)

   New issues (public and private "Registered 144A") with par amounts greater than $75 million are automatically added to the Index at the time of issuance. There is a maximum of two issues per issuer added to the Index. If an issuer has additional outstanding issues greater than $500 million in size, these securities will be included in the CSFB Global HY Index.

   Preferred issues with par amounts greater than $75 million are automatically added to the Index as the time of issuance. There is no more than one preferred issue of any one issuer.

   Foreign issues (emerging market debt) is excluded from this Index.

   Fallen angels with market values greater than $75 million are added to the Index two months after being down-graded.

   If the security falls into the Split BBB rating category (investment grade rating by one agency and high yield rating by another agency) for any of the inclusion criteria mentioned above, the security has to have a market value greater than $125 million.

   Defaulted issues are included into this module 30 days after a company misses an interest and/or principal payment and defaults on its obligation, or when one or both rating agencies (Moody's and/or S&P) issue a "D" rating on an issue.

 Exclusion Criteria:

   Called, retired, exchanged or upgraded issues from the high yield market are deleted from the Index at the end of the month in which the event took place.

   Defaulted issues are deleted from the Index when the market value of the issue falls below $20 million for six consecutive months.

   Non-defaulted issues are deleted from the Index when the market value of the issue falls below $50 million for six consecutive months.

  A number of characteristics are provided on a monthly basis. Some of these characteristics and a brief description follows:

   Yield to Worst: The Yield to Worst is the minimum of the yield to every call date in the call schedule for a security. The YTW for the Index is the market weighted YTW of the constituents for the Index at that period.

   Spread to Treasury: The YTW spread to comparable maturity treasury, market weighted for the issues in the Index.

   Market Value: The sum of the product of the amount outstanding of each issue by its market price.

   Total Return Components:

   Principal Change: The price change component of the total return for each security market weighted. That series is related to the change in the average price of a security.

   Interest Component: The change in total return due to coupon and accrued interest, market weighted.

   Cumulative Return: A geometric progression of returns with the relationship:

      R = ((1 +r)*(1 +r//2//)*(1+r//3//) - 1)

   Price Volatility: The market weighted eight month price volatility annualized.

   Return Volatility: The standard deviation of monthly return for a specified period.

   Rating Tiers:

   Upper Tier: Split BBB issues, those with one BBB and one BB rating, are in this tier, as are BB issues and Split BB issues (one BB and one B rating).

   Middle Tier: Single B and split Single B issues (one single B and one CCC rating) are in this tier.

   Lower Tier: All issues rated CCC and below, including Defaulted securities.

                                                                      EXHIBIT A

                             ARTICLES OF AMENDMENT

  Pacholder Fund, Inc., a Maryland corporation having its principal office in Baltimore City, Maryland (which is hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation that:

  FIRST: Article SECOND of the Charter of the Corporation is hereby amended in its entirety to read as follows:

  "SECOND: The name of the Corporation (which is hereinafter called the "Corporation") is: Pacholder High Yield Fund, Inc."

  SECOND: The amendment does not increase the authorized stock of the Corporation.

  THIRD: The foregoing amendment to the Charter of the Corporation has been advised by the Board of Directors and approved by the stockholders of the Corporation.

  IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary
on     , 1999.

WITNESS:                               PACHOLDER FUND, INC.
                                       (Changing its name to Pacholder High
                                       Yield
                                         Fund, Inc.)

___________________________________    _______________________________________
James P. Shanahan, Jr.                 Anthony L. Longi, Jr.
Secretary                              President

  THE UNDERSIGNED, President of Pacholder Fund, Inc., who executed on behalf of the Corporation the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles of Amendment to be the corporate act of said Corporation and hereby certifies that to the best of his knowledge, information, and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.

                                       _______________________________________
                                       Anthony L. Longi, Jr.
                                       President

                                                                      EXHIBIT B

               AMENDMENT NO. 1 TO INVESTMENT ADVISORY AGREEMENT

  This Amendment No. 1 is made and entered into as of the 1st day of January 2000, between Pacholder Fund, Inc., a Maryland corporation (the "Fund"), and Pacholder & Company, LLC, an Ohio limited liability company (the "Adviser").

  WHEREAS, the Fund and the Adviser have entered into an Investment Advisory Agreement dated August 20, 1998 (the "Agreement"); and

  WHEREAS, the Fund and the Adviser desire to amend the Agreement with respect to the investment advisory fee;

  NOW, THEREFORE, the parties agree as follows:

  1. Section 3 of the Agreement is hereby amended to read as follows:

    3. Compensation.

  A. Fulcrum Fee. As full compensation for the services provided, facilities furnished and expenses paid by the Adviser under this Agreement, the Fund agrees to pay the Adviser an annual investment advisory fee, which increases and decreases proportionately based on the investment performance of the Fund in relation to the investment record of the Credit Suisse First Boston Domestic+ High Yield Index (the "Index"). The advisory fee shall be accrued at least weekly and paid quarterly as soon as practicable after the end of each calendar quarter, as follows:

    (i) If the Fund's investment performance for the 12 months immediately preceding the end of the quarter is equivalent to the investment record of the Index for the same 12-month period, then the advisory fee shall be computed at the annual rate of 0.90% of the Fund's average net assets. The rate at which the advisory fee is computed shall be increased or decreased from the 0.90% fulcrum fee by 10% of the amount by which the investment performance of the Fund exceeds or is less than the investment record of the Index, up to a maximum of 1.40% and down to a minimum of 0.40%. For purposes of calculating the amount of the advisory fee, the Fund's average net assets shall be determined by taking the average of all determinations of such net assets during the applicable 12-month period and the Fund's net assets shall mean the total assets of the Fund minus accrued liabilities of the Fund other than the principal amount of any outstanding senior securities representing indebtedness (within the meaning of Section 18 the 1940 Act). The investment performance of the Fund and the investment record of the Index shall be determined in accordance with the Advisers Act and the rules and regulations promulgated thereunder.

    (ii) The compensation payable to the Adviser after the end of each quarter shall be equal to the amount of the annual advisory fee calculated as provided in sub-paragraph (i) above reduced by the compensation previously paid by the Fund to the Adviser in respect of the applicable 12-month period. In the event that such prior payments should exceed the amount of the annual advisory fee payable hereunder, the Adviser shall remit to the Fund such excess as soon as practicable after the end of the quarter.

  B. Proration. If the Adviser shall serve for less than the whole of any quarter, the investment advisory fee shall be prorated on the basis of the 12-month period immediately preceding the date of termination of this Agreement.

  2. Notwithstanding the foregoing, during the 12-month period immediately following the date on which this Amendment takes effect, the Fund shall pay the Adviser the minimum fee payable under the Agreement and any balance due based on the Fund's investment performance during the period shall be paid to the Adviser upon completion of such period.

  3. The Fund and the Adviser hereby ratify and confirm all of the other terms, conditions and provisions of the Agreement, as remaining, in full force and effect.

  IN WITNESS WHEREOF, the parties to the Agreement have caused this Amendment to be executed on their behalf by their duly authorized officers as of the day and year first above written.

                                        PACHOLDER FUND, INC.

                                        By: ____________________________________

                                        PACHOLDER & COMPANY, LLC

                                        By: ____________________________________

                             Pacholder Fund, Inc.

                         Common Stock, $.01 Par Value

          This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints Anthony L. Longi, Jr. and James P. Shanahan, Jr., and each of them, as proxies with power of substitution, and hereby authorizes each of them to represent and to vote as designated on the reverse of this card, all the shares of Common Stock, par value $.01 per share, of Pacholder Fund, Inc. which the undersigned is entitled to vote at the annual meeting of shareholders to be held on November 16, 1999, and at any adjournments thereof.

This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder, if no direction is given, this proxy will be voted "FOR" the election of all nominees for Director and "FOR" Proposals 2, 3, 4 and
5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

    PLEASE VOTE, DATE AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED
                                   ENVELOPE.

Please sign this proxy exactly as your name appears on this proxy. An executor, administrator, trustee or guardian should sign as such. If more than one trustee, all should sign. ALL JOINT OWNERS MUST SIGN. If a corporation, please provide the full name of the corporation and the name of the authorized officer signing on its behalf.

HAS YOUR ADDRESS CHANGED?                   DO YOU HAVE ANY COMMENTS?

__________________________________          _________________________________

__________________________________          _________________________________

__________________________________          _________________________________

[X] PLEASE MARK VOTES
    AS IN THIS EXAMPLE
1.)  Election of Directors.        With-  For All                                                          For    Against    Abstain
                              For  hold    Except                  3.)  With respect to amendment          [_]     [_]         [_]
                              [_]  [_]     [_]                          of the Fund's investment advisory
                                                                        agreement to change the benchmark
                                                                        index.
     William J. Morgan
     Daniel A. Grant
                                                                                                           For    Against    Abstain
Instruction:  To withhold authority to vote for any individual     4.)  With respect to amendment of       [_]      [_]        [_]
nominee, mark the "For All Except" box and strike a line                the Fund's investment advisory
through the nominee(s) name. Your shares will be voted for              agreement to define the Fund's
the remaining nominee(s).                                               net assets.

                                           For  Against  Abstain                                           For    Against    Abstain
2.)  With respect to amendment             [_]   [_]      [_]      5.)  With respect to ratification of    [_]      [_]        [_]
     of the Fund's charter to                                           the selection of Deloitte &
     change the name of the Fund                                        Touche LLP as independent
                                                                        accountant.


Please be sure to sign and date this Proxy    Date_____________            Mark box at right if comments or address change    [_]
                                                                           have been noted on the reverse side of this card.

__________________________         __________________________
Shareholder sign here                 Co-owner sign here                                   RECORD DATE SHARES
-------------------------------------------------------------

PROXY

                              PACHOLDER FUND, INC.

                  Cumulative Preferred Stock, $.01 Par Value,
                        Series C, Series D and Series E

          This proxy is solicited on behalf of the Board of Directors.

     The undersigned hereby appoints Anthony L. Longi, Jr. and James P. Shanahan, Jr., and each of them, as proxies with power of substitution, and hereby authorizes each of them to represent and to vote as designated below, all the shares of Series C, Series D and Series E Cumulative Preferred Stock, par value $.01 per share, of Pacholder Fund, Inc. which the undersigned is entitled to vote at the annual meeting of shareholders to be held on November 16, 1999, and at any adjournments thereof.

     This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is given, this proxy will be voted "FOR" the election of all nominees for Director and "FOR" Proposals 2, 3, 4 and 5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                              [_]      [_]            [_]
 1.  Election of Directors:      FOR       WITHHOLD       FOR ALL EXCEPT

     John F. Williamson
     George D. Woodard

   Instruction:  To withhold authority to vote for any individual nominee, mark
   -----------
   the "For All Except" box and strike a line through the nominee(s) name. Your shares will be voted for the remaining nominee(s).

                         ____________________________

         [_]        [_]        [_]
 2.  FOR    AGAINST    ABSTAIN      with respect to amendment of the Fund's
                                    charter to change the name of the Fund.

         [_]        [_]        [_]
 3.  FOR    AGAINST    ABSTAIN      with respect to the amendment to the Fund's
                                    investment advisory agreement to change the benchmark index.

         [_]        [_]        [_]
 4.  FOR    AGAINST    ABSTAIN      with respect to the amendment to the Fund's
                                    investment advisory agreement to define the Fund's net assets.

         [_]        [_]        [_]
 5.  FOR    AGAINST    ABSTAIN      with respect to ratification of the
                                    selection of Deloitte & Touche LLP as
                                    independent accountant.


                                        PRINCIPAL LIFE INSURANCE COMPANY


                                        By:_______________________________
                                           Name:
                                           Title:

                                        PRINCIPAL LIFE INSURANCE COMPANY
                                           (For the Benefit of [__________])


                                        By:_______________________________
                                           Name:
                                           Title:

Dated:__________________